Exhibit 32.1


             CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO
      SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,18 U.S.C. SECTION 1350


         The undersigned hereby certifies that he is the duly appointed and acting Chief Executive Officer of Neoprobe Corporation (the "Company") and hereby further certifies as follows:

         (1) The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

         In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.



March 31, 2005                         /s/ David C. Bupp
                                       -----------------------------------
                                       David C. Bupp
                                       President and Chief Executive Officer